                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      __________

                                       FORM 8-A

                  For Registration of Certain Classes of Securities
                        Pursuant to Section 12(b) or 12(g) of
                         The Securities Exchange Act of 1934

                             LINCOLN NATIONAL CAPITAL III
                (Exact name of registrant as specified in its charter)

              Delaware                              To Be Applied For
              --------                              -----------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


c/o Lincoln National Corporation                         46802
200 East Berry Street                                  ----------
Fort Wayne, Indiana                                    (Zip Code)
--------------------------------
(Address of principal executive offices)


     If this form relates to the             If this form relates to the
     registration of a class of              registration of a class of
     securities pursuant to                  securities pursuant to
     Section 12(b) of the Exchange           Section 12(g) of the Exchange
     Act and is effective pursuant           Act and is effective pursuant
     to General Instruction                  to General Instruction A.(d),
     A.(c), check the following              check the following box.  [ ]
     box.   [X]

     Securities Act registration statement file number to which this form relates: 333-49201 and 33-59785.

                       Securities to be registered pursuant to
                              Section 12(b) of the Act:

                                                  Name of each exchange
          Title of each class                      on which each class
          to be so registered                      is to be registered
          -------------------                     --------------------
     7.40% Trust Originated Preferred             New York Stock Exchange
     Securities, Series C (and the
     Guarantee by Lincoln National Corporation with respect thereto)

                       Securities to be registered pursuant to
                              Section 12(g) of the Act:

                                         None
                                   ----------------
                                   (Title of Class)

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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The title of the class of securities to be registered hereunder is "7.40% Trust Originated Preferred Securities, Series C" (the "Series C TOPrS"). The Series C TOPrS will be issued by Lincoln National Capital III and guaranteed by Lincoln National Corporation ("Lincoln") to the extent set forth in the form of guarantee (the "Guarantee") and certain other documents of Lincoln. A description of the Series C TOPrS is set forth in the Registration Statement on Form S-3 (File Nos. 333-49201 and 33-59785), filed with the Securities and Exchange Commission (the "Commission") on April 2, 1998, as amended by Amendment No. 1 thereto filed on April 23, 1998 and declared effective by the Commission on April 27, 1998 (the "Registration Statement") under the captions "Description of Preferred Securities," "Description of Guarantees," "Description of Junior Subordinated Debt Securities," "Book-Entry Issuance" and "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees" and in the Prospectus Supplement relating thereto dated July 17, 1998 filed with the Commission on July 20, 1998 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, under the captions "Certain Terms of Series C TOPrS" and "Certain Terms of Series C Subordinated Debentures," which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

ITEM 2.   EXHIBITS.
1.01 Registration Statement filed with the Commission on April 2, 1998, as amended by Amendment No. 1 thereto filed on April 23, 1998 and declared effective by the Commission on April 27, 1998, as supplemented by the Prospectus Supplement thereto dated July 17, 1998 filed with the Commission on July 20, 1998 pursuant to Rule 424(b) under the Securities
      Act of 1933, as amended, is incorporated herein by reference.

4.01 Certificate of Trust of Lincoln National Capital III (incorporated herein by reference to Exhibit 4(m) to the Company's Form S-3 Registration
      Statement (File No. 333-04133) filed with the Commission on May 21, 1996
      (the "1996 Registration Statement")).

4.02 Trust Agreement of Lincoln National Capital III, dated as of May 20, 1996, between Lincoln, as Depositor, and The First National Bank of Chicago, as
      Trustee (incorporated herein by reference to Exhibit 4(n) to the 1996
      Registration Statement).

4.03  Form of Amended and Restated Trust Agreement, between Lincoln, as
      Depositor, and The First National Bank of Chicago, as Property Trustee,
      First Chicago Delaware, Inc, as  Delaware Trustee, and certain
      Administrative Trustees (incorporated herein by reference to Exhibit 4(q) to the 1996 Registration Statement).

4.04  Form of Guarantee Agreement, between Lincoln, as Guarantor, and The First
      National Bank of Chicago, as Guarantee Trustee (incorporated herein by reference to Exhibit 4(u) to the 1996 Registration Statement).

4.05 Junior Subordinated Indenture dated as of May 1, 1996 between the Company and The First National Bank of Chicago (incorporated herein by reference to Exhibit 4(j) of the Company's Form 10-K for the year ended December 31, 1996, filed with the Commission on March 13, 1997).

5.01  Form of Preferred Security Certificate of 7.40% Trust Originated Preferred
      Security (incorporated herein by reference to Exhibit 4(q) to the 1996
      Registration Statement).

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                                      SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 22, 1998                LINCOLN NATIONAL CAPITAL III


                                   By:  Lincoln National Corporation,
                                             as Depositor


                                   By:     /s/ Janet Chrzan
                                           -------------------------------------
                                           Name: Janet Chrzan
                                           Title:  Vice President and Treasurer